                                    EXHIBIT 5

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Crusade Global Trust No. 1 of
2007, we hereby consent that reports of examination by Federal, State,
Territorial or District authorities may be furnished by such authorities to the
Securities and Exchange Commission upon request therefor.

Dated: February 14, 2007

                                           Deutsche Bank National Trust Co.

                                           By: /s/ Ronaldo Reyes
                                               ---------------------------------
                                           Ronaldo Reyes
                                           Vice President